UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2014

L-3 COMMUNICATIONS HOLDINGS, INC.

L-3 COMMUNICATIONS CORPORATION

(Exact names of registrants as specified in their charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On September 24, 2014, L-3 Communications Corporation (the “Borrower”) and the Required Lenders party thereto entered into a second consent (the “Consent”) to its $1 billion Amended and Restated Revolving Credit Agreement dated as of February 3, 2012 (as amended, the “Credit Agreement”) among the Borrower, the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, which matures on February 3, 2017. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. A copy of the Consent is attached hereto as Exhibit 10.1.

Pursuant to the Consent, the Required Lenders have consented to a further extension of the date by which the Borrower is required under the Credit Agreement to deliver its quarterly financial report for the fiscal quarter ended June 27, 2014 to on or prior to October 10, 2014.

Section 8 — Other Events

Item 8.01. — Other Events.

L-3 Communications Holdings, Inc.’s (the “Company”) internal review of the Aerospace Systems segment previously disclosed on July 31, 2014, is substantially complete, and the Company is working to finalize and file its Quarterly Report on Form 10-Q for the quarter ended June 27, 2014. Until the internal review is completed, the information provided below remains subject to change.

The Company continues to expect to revise its previously issued financial statements for the years ended December 31, 2013, 2012 and 2011 and the three months ended March 28, 2014, which will, along with the financial statements for the three and six months ended June 27, 2014, include the internal review adjustments in the appropriate periods. Unrelated to the internal review of the Aerospace Systems segment, the financial statement revisions will also correct understated interest income, in the Electronic Systems segment, on a sales-type lease transaction that began in 2004 and ends in 2023 for flight simulators. Consequently, the Company currently expects to incur pre-tax income charges of approximately: (i) $51 million of a reduction to operating income for the three months ended June 27, 2014 for the internal review, including a reduction in net sales of $3 million, (ii) $12 million of a reduction to operating income for the three months ended March 28, 2014 for the internal review, including a reduction in net sales of $2 million, and (iii) $73 million of a reduction to pre-tax income for periods prior to 2014, comprised of $101 million of reductions to operating income for the internal review, including a reduction in net sales of $48 million, offset by $28 million primarily for interest income related to the sales-type lease transaction.

The internal review adjustments impact the Logistics Solutions and Platform Systems sectors of the Aerospace Systems segment. The aggregate adjustments attributable to the Logistics Solutions sector are approximately $117 million due to: (i) losses of $69 million, including inappropriately deferred cost overruns and $32 million of overstated net sales on the U.S. Army C-12 aircraft fixed-price maintenance and logistics support contract at the Army Sustainment division, and (ii) accounting errors of $48 million, including $5 million of overstated net sales, in connection with the valuation of inventories and unbilled contract receivables on other logistics support contracts. The aggregate adjustments attributable to the Platform Systems sector are approximately $47 million, including overstated net sales of $16 million, primarily due to (i) losses on two aircraft modification contracts and two contracts for rotary wing sub-assemblies and parts, and (ii) write-offs of pre-contract costs to design, test and supply aerostructures for a new commercial aircraft.

Additionally, as a result of the findings of the internal review, compared to the Company’s Preliminary 2014 Financial Guidance Update provided on July 31, 2014, the Company has lowered its estimated operating income for the second half of 2014 for the Aerospace Systems segment by an additional $34 million, primarily due to expected lower profitability of $24 million for the Logistics Solutions sector and Platform Systems sector, and additional expenses for the internal review of approximately $10 million.

On February 25, 2014, the Company filed its Annual Report on Form 10-K for the year ended December 31, 2013 (the “10-K”) and concluded that, as of December 31, 2013, its disclosure controls and procedures (“DC&P”) were effective at a reasonable assurance level. In addition, the Company disclosed in the 10-K its conclusion that its internal controls over financial reporting (“ICFR”) were effective. On May 1, 2014, when our Quarterly Report on Form 10-Q for the quarter ended March 28, 2014 was filed, the Company’s management also concluded that its DC&P were effective at a reasonable assurance level at March 28, 2014. Subsequent to the filing of our Quarterly Report on Form 10-Q for the quarter ended March 28, 2014, the Company identified certain material weaknesses in its internal control over financial reporting that existed as of December 31, 2013 and March 28, 2014, relating to the findings from the ongoing internal review of the Aerospace Systems segment. Solely as a result of these material weaknesses, the Company has concluded that its DC&P were not effective as of December 31, 2013 and March 28, 2014, and that its ICFR were not effective as of December 31, 2013. Accordingly, in addition to the revisions of financial statements (discussed above), the Company will amend its Annual Report on Form 10-K for the year ended December 31, 2013, and its Quarterly Report on Form 10-Q for the quarter ended March 28, 2014, to revise its conclusions and disclose that management’s current conclusion is that the Company’s ICFR was not effective as of December 31, 2013, and its DC&P was not effective at December 31, 2013 and March 28, 2014.

The Company’s management has currently identified the following material weaknesses in its ICFR.

1.	The Aerospace Systems segment failed to maintain an effective control environment, including (i) inadequate execution of existing controls around the annual review and approval of contract (revenue arrangement) estimates, and (ii) not following established policies and procedures and intentional override of numerous transactional and monitoring internal controls related to its Army Sustainment division.

2.	The Company’s procedures relating to the review of employee concerns regarding violations of the Company’s accounting policies and internal controls over financial reporting by Aerospace Systems segment management were not executed in a manner that effectively resolved such concerns on a timely basis.

The Company is strengthening its control environment and organizational structure by taking the following actions:

•	The Company has replaced four members of senior management at the Company’s Aerospace Systems segment, Logistics Solutions sector and Army Sustainment division, including the replacement of the Aerospace Systems segment chief financial officer, the Logistics Solutions sector president, and the Army Sustainment division president and vice president of finance.

•	The Company has enhanced and reinforced its quarterly and annual financial statement certification process for the Company’s Aerospace Systems segment and its divisions.

The Company also currently anticipates further improving its policies and procedures by:

•	conducting re-training sessions for our financial management at the Aerospace Systems segment and its divisions with regard to the Company’s accounting policies and ICFR for (i) valuation of inventories, unbilled contract receivables and billed receivables; (ii) the preparation of contract invoices; (iii) the preparation, review and approval of contract estimates; (iv) the recognition of incurred costs on fixed-price service contracts; (v) review and analysis of division quarterly financial statements; (vi) physical counts of inventory; and (vi) preparation, review and approval of journal entries. This training will be led by senior corporate financial management.

•	expanding the testing of the compliance with the Company’s ICFR by the Aerospace Systems segment and its divisions; and

•	strengthening our policies and procedures for the review of employee concerns regarding violations of the Company’s accounting policies and ICFR, financial statement disclosures, and other accounting or financial reporting, internal controls or auditing matters to ensure effective resolution and timely communication to appropriate senior management personnel and the Company’s audit committee.

Forward-Looking Statements

Certain of the matters discussed in this Current Report on Form 8-K are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts, may be forward-looking statements, such as “may,” “will,” “should,” “likely,” “projects,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are used to identify forward-looking statements. The Company cautions investors that these statements are subject to risks and uncertainties many of which are difficult to predict and generally beyond the Company’s control that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Some of the factors that could cause actual results to differ include, but are not limited to, the following: the completion of our internal review and the effect, if any, of the results of such internal review on our relationships with our customers and/or on our financial condition or results of operations or our internal controls over financial reporting; our dependence on the defense industry; backlog processing and program slips resulting from delayed funding of the Department of Defense (DoD) budget; U.S. Government failure to raise the debt ceiling; our reliance on contracts with a limited number of customers and the possibility of termination of government contracts by unilateral government action or for failure to perform; the extensive legal and regulatory requirements surrounding many of our contracts; our ability to retain our existing business and related contracts; our ability to successfully compete for and win new business; or, identify, acquire and integrate additional businesses; our ability to maintain and improve our operating margin; the availability of government funding and changes in customer requirements for our products and services; our significant amount of debt and the restrictions contained in our debt agreements; our ability to continue to recruit, retain and train our employees; actual future interest rates, volatility and other assumptions used in the determination of pension benefits and equity based compensation, as well as the market performance of benefit plan assets; our collective bargaining agreements, our ability to successfully negotiate contracts with labor unions and our ability to favorably resolve labor disputes should they arise; the business, economic and political conditions in the markets in which we operate; global economic uncertainty; the DoD’s in-sourcing and efficiency initiatives; events beyond our control such as acts of terrorism; our ability to perform contracts on schedule; our international operations; our extensive use of fixed-price type contracts; the rapid change of technology and high level of competition in which our businesses participate; our introduction of new products into commercial markets or our investments in civil and commercial products or companies; the outcome of litigation matters; results of audits by U.S. Government agencies and of on-going governmental investigations; the impact on our business of improper conduct by our employees, agents or business partners; ultimate resolution of contingent matters, claims and investigations relating to acquired businesses, and the impact on the final purchase price allocations; and the fair values of our assets.

Our forward-looking statements speak only as of the date of this Current Report on Form 8-K or as of the date they were made, and we undertake no obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2013 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Current Report on Form 8-K filed on May 2, 2014 and in the quarterly report on Form 10-Q for the quarterly period ended March 28, 2014 and any material updates to these factors contained in any of our future filings.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Title

10.1	Second Consent to Amended and Restated Credit Agreement, dated as of September 24, 2014, among L-3 Communications Corporation and the Required Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Ralph D’Ambrosio

	Name:	Ralph D’Ambrosio
	Title:	Senior VP & Chief Financial Officer (Principal Financial Officer)

Dated: September 26, 2014

EXHIBIT INDEX

Exhibit Number	Title

10.1	Second Consent to Amended and Restated Credit Agreement, dated as of September 24, 2014, among L-3 Communications Corporation and the Required Lenders party thereto.